UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 17, 2006

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

                                      File No. 1-3285                                                                               41-0417775

                             (Commission File Number)                                                   (IRS Employer Identification No.)

                        3M Center, St. Paul, Minnesota                                                                                        55144-1000

                 (Address of Principal Executive Offices)                                                                                   (Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

As described in our 2005 Annual Report on Form 10-K and in this Current Report, during the first quarter of 2006, 3M Company effected certain business segment realignments and adopted an accounting standard that requires 3M to expense stock-based compensation. 3M Company is providing in this Current Report supplemental unaudited historical business segment sales and operating income information to reflect these segment realignments, including the impact of expensing stock based compensation, on both an annual and quarterly basis for the years ended December 31, 2005, 2004 and 2003, with related reclassified business segment sales growth information also provided on both an annual and quarterly basis for the years ended December 31, 2005 and 2004 (furnished hereunder as Exhibit 99 and incorporated herein by reference).The Company did not operate under the realigned segments structure for any of these prior periods and will begin to report comparative results under the new structure, including the impact of the adoption of the stock-based compensation accounting standard, with the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99

Supplemental unaudited historical business segment information based on segment realignments during the first quarter of 2006 and including the impact of adoption of an accounting standard requiring expensing of stock-based compensation (furnished pursuant to Item 2.02 hereof)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Secretary

 Dated: April 17, 2006